Registration Statement No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          ---------------------------

                         VIRGINIA COMMERCE BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Virginia                                     54-1964895
   (State or Other Jurisdiction of                (IRS Employer I.D. Number)
   Incorporation or Organization)

                   5350 Lee Highway, Arlington, Virginia 22207
               (Address of Principal Executive Offices) (Zip Code)

             VIRGINIA COMMERCE BANCORP, INC. 1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                           Peter A Converse, President
                         Virginia Commerce Bancorp, Inc.
                                5350 Lee Highway
                            Arlington, Virginia 22207
                                  703.534.0700
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                             David H. Baris, Esquire
                             Noel M. Gruber, Esquire
                         Kennedy, Baris & Lundy, L.L.P.
                                   Suite P-15
                               4701 Sangamore Road
                            Bethesda, Maryland 20816

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE


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Title of Securities      Amount to be     Proposed Maximum            Proposed Maximum           Amount of
 to be Registered         Registered    Offering per Share(1)   Aggregate Offering Price(2)   Registration Fee
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
  Common Stock,          276,250
 $1.00 par value         shares              $18.85                       $3,643,314             $910.83
--------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based upon the exercise price of outstanding options to purchase common stock and, with respect to unissued options and, the average of the bid and ask prices for the common stock on August 24, 2001.
(2) Represents the aggregate exercise prices of the outstanding options to which this Registration Statement relates (185,969 shares at weighted average price of $10.44 per share), plus the average of the bid and asked prices for the common stock as of August 27, 2001, with respect to the shares subject to options remaining to be issued (90,281), in accordance with the provisions of Rule 457(h)(1) under the Securities Act of 1933.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with Securities and Exchange Commission are hereby incorporated by reference herein:

         (1) Virginia Commerce Bancorp, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000;

         (2) Virginia Commerce Bancorp, Inc.'s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001 and June 30, 2001;

         (3) Virginia Commerce Bancorp, Inc.'s Current Reports on Form 10-QSB filed on March 13, 2001, April 17, 2001 and July 20, 2001;

         (4) The description of Virginia Commerce Bancorp, Inc.'s Common Stock contained in its Registration Statement on Form 8-A; and

         (5) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Virginia Commerce Bancorp, Inc. since the end of the year covered in its Annual Report referred to in (1) above.

         All documents filed by Virginia Commerce Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby shall have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         As the securities to be issued pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of Virginia Commerce Bancorp provide that Virginia Commerce Bancorp shall, to the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, indemnify a director or officer of Virginia Commerce Bancorp who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the corporation's request Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided by the Articles of Incorporation is not exclusive of any right to indemnification which any person may be entitled to under any bylaw, resolution, agreement, vote of stockholders or provision of law. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.


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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

Exhibit Number                      Description
--------------                      -----------

4                    Virginia Commerce Bancorp, Inc. 1998 Stock Option Plan (1)

5                    Opinion of Kennedy, Baris & Lundy, L.L.P.

23(a)                Consent of Kennedy, Baris & Lundy, L.L.P., included in
                     Exhibit 5

23(b)                Consent of Yount, Hyde & Barbour, P.C.

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(1)     Incorporated by reference to Exhibit 10.1 to registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, State of Virginia, on August 28, 2001.

                                       VIRGINIA COMMERCE BANCORP, INC.



August 28, 2001                        By: /s/ Peter A. Converse
                                           -------------------------------------
                                           Peter A. Converse, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



            Name                               Capacity                                    Date

/s/ Leonard Adler                              Director                                    August 28, 2001
---------------------------
Leonard Adler


/s/ Peter A. Converse                          President and Chief Executive               August 28, 2001
---------------------------                    Officer (Principal Executive Officer)
Peter A. Converse


/s/ Frank L. Cowles                            Director                                    August 28, 2001
---------------------------
Frank L. Cowles, Jr.


/s/ W. Douglas Fisher                          Chairman of the Board of Directors          August 28, 2001
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W. Douglas Fisher


/s/ David M. Guernsey                          Vice Chairman of the Board of Directors     August 28, 2001
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David M. Guernsey


/s/ Robert L. L'Hommedieu                      Director                                    August 28, 2001
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Robert H. L'Hommedieu


/s/ Norris E. Mitchell                         Director                                    August 28, 2001
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Norris E. Mitchell


/s/ Arthur L. Walters                          Vice Chairman of the Board of Directors     August 28, 2001
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Arthur L. Walters


/s/ William K. Beauchesne                      Treasurer and Chief Financial Officer       August 28, 2001
---------------------------                    (Principal Financial and Accounting Officer)
William K. Beauchesne

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